EXHIBIT 1.1
                                 AMENDMENT NO.3

                                       TO

                         MORGAN STANLEY SPECTRUM SERIES

                     AMENDED AND RESTATED SELLING AGREEMENT

      The Amended and Restated Selling Agreement, dated as of March 7, 2000, as amended by Amendment No. 1 to the Selling Agreement, dated April 28, 2003, and as further amended by Amendment No. 2 to the Selling Agreement, dated April 28, 2004 (the "Selling Agreement"), among Morgan Stanley Spectrum Select L.P., formerly known as Morgan Stanley Dean Witter Spectrum Select L.P. ("Select"), Morgan Stanley Spectrum Technical L.P., formerly known as Morgan Stanley Dean Witter Spectrum Technical L.P. ("Technical"), Morgan Stanley Spectrum Strategic L.P., formerly known as Morgan Stanley Dean Witter Spectrum Strategic L.P. ("Strategic"), Morgan Stanley Spectrum Global Balanced L.P., formerly known as Morgan Stanley Dean Witter Spectrum Global Balanced L.P. ("Global Balanced"), and Morgan Stanley Spectrum Currency L.P., formerly known as Morgan Stanley Dean Witter Spectrum Currency L.P. ("Currency") (collectively, the "Partnerships" and each individually, a "Partnership"), Demeter Management Corporation (the "General Partner"), and Morgan Stanley DW Inc., formerly known as Dean Witter Reynolds Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

     1. Section 5(e) is deleted in its entirety and replaced with the following:

          "In the case of Units purchased for cash, qualified employees of Morgan Stanley DW may receive from Morgan Stanley DW (payable solely from its own funds), a gross sales credit equal to three percent (3%) of the Net Asset Value per Unit as of the date of the applicable Closing for each Unit sold by them and issued at such Closing, plus a gross sales credit of up to 82% of the brokerage fees received by the Non-Clearing Broker from Global Balanced and Currency and a gross sales credit of up to 84% of the brokerage fees received by the Non-Clearing Broker from Select, Strategic and Technical, each month that are attributable to outstanding Units sold by them, commencing with the thirteenth month after the Closing at which a Unit is issued. Alternatively, such qualified employees of Morgan Stanley DW may forego the initial gross sales credit of 3% of the Net Asset Value per Unit and immediately commence receiving a gross sales credit of up to 82% of the brokerage fees received by the Non-Clearing Broker from Global Balanced and Currency and a gross sales credit of up to 84% of the brokerage fees received by the Non-Clearing Broker from Select, Strategic and Technical, each month that are attributable to outstanding Units sold by them."

     2. Section 5(f) is deleted in its entirety and replaced with the following:

          "In the case of Units purchased pursuant to a Series Exchange or Non-Series Exchange, qualified employees of Morgan Stanley DW will not receive the initial gross sales credit of 3%. However, such qualified employees of Morgan Stanley DW effecting a Series Exchange or Non-Series Exchange will receive a gross sales credit of up to 82% of the brokerage fees received by the Non-Clearing Broker from Global Balanced and Currency and a gross sales credit of up to 84% of the brokerage fees received by the Non-Clearing Broker from Select, Strategic and Technical, each month that are attributable to such outstanding Units, as follows: (i) in the case of a Series Exchange where the Morgan Stanley DW employee elected to receive the initial gross sales credit of 3% in connection with the initial purchase of the Units redeemed, such Morgan Stanley DW employee will receive the monthly gross sales credit commencing with the thirteenth month after the date the Units redeemed were purchased; and (ii) in the case of
          (A) a Series Exchange where the Morgan Stanley DW employee elected not to receive the initial gross sales credit of 3% in connection with the initial purchase of the Units redeemed or (B) a Non-Series Exchange, such Morgan Stanley DW employee will receive the monthly gross sales credit commencing the first month after the Units are issued. In all cases, such qualified employees of Morgan Stanley DW will receive continuing compensation until the applicable Partnership terminates or such Unit is redeemed (whichever comes first)."

     3. Clause (g) of Section 5 of the Selling Agreement is hereby amended to include the following sentences:

          "No person will receive such compensation who is not an employee of Morgan Stanley DW at the time of receipt of payment. All compensation described in Sections 5(e) and 5(f), along with any other underwriting compensation, including redemption charges paid to Morgan Stanley DW, but not including continuing compensation paid in connection with any Units issued pursuant to a registration statement filed with the NASD prior to October 12, 2004, will not exceed 10% of the proceeds received in connection with the issuance of the Units."

     4. Section 5(h) is deleted in its entirety and replaced with the following:

          "Morgan Stanley DW, with the written approval of the General Partner, may appoint, as additional selling agents, one or more securities brokers or dealers which are members in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, as additional selling agents (any such selling agent, an "Additional Seller" and collectively, the "Additional Sellers"), provided that each Additional Seller shall execute an Additional Seller's Agreement substantially in the form attached hereto as Exhibit A. Morgan Stanley DW may compensate any Additional Seller by paying such Additional Seller, solely from Morgan Stanley DW's own funds, a commission, not to exceed 3% of the Net Asset Value per Unit as of the date of the applicable Closing, for each Unit sold by such Additional Seller and issued at such Closing. Morgan Stanley DW may pay any Additional Seller continuing compensation of up to 28% of the brokerage fees received by the Non-Clearing Broker from the Partnerships each month that are attributable to outstanding Units sold by such Additional Seller (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW), in recognition of such Additional Seller's continuing services to limited partners of the Partnerships, as set forth in Section 5(i); provided, however, that: (A) no continuing compensation shall be paid to an Additional Seller unless it is properly registered under the CEAct as a "futures commission merchant" or "introducing broker," and is a member of the NFA in one of such capacities, and (B) no Additional Seller which is registered as a futures commission merchant or introducing broker may pay any portion of such continuing compensation to an employee thereof unless such employee meets the same qualifications as Morgan Stanley DW's employees, as set forth in
          Section 5(g)."

     5. Section 6(c) is deleted in its entirety and replaced with the following:

          "All of Morgan Stanley DW's branch offices will be required to forward subscriptions to the General Partner's office in New York, New York in time for their receipt by the General Partner no later than 3:00 p.m., New York City Time, on the date of the applicable monthly closing. Subsequent to its review of each Subscription Agreement, the General Partner will notify Morgan Stanley DW and Morgan Stanley DW shall notify each subscriber by the business day following its receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription."

     6. The last sentence of Section 6(e)(v) is deleted in its entirety and replaced with the following:

          "The General Partner will maintain in its files, located c/o Demeter Management Corporation, 330 Madison Avenue, 8th Floor, New York, New York 10017, each subscriber's Subscription Agreement for not less than six years, and Morgan Stanley will maintain at its respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each subscriber."

     7. The address for Demeter Management Corporation in Section 14 is hereby amended to: 330 Madison Avenue, 8th Floor, New York, New York 10017,
          Attn: Jeffrey A. Rothman, President.

     8. The address for Morgan Stanley DW Inc. in Section 14 is hereby amended to: 330 Madison Avenue, 8th Floor, New York, New York 10017, Attn:
          Jeffrey A. Rothman, Managing Director.

     9. The address for Cadwalader, Wickersham & Taft LLP in Section 14 is hereby amended to: One World Financial Center, New York, New York 10281, Attn: Edwin L. Lyon, Esq.

     10. The foregoing amendments shall take effect as of the 1st day of July 2005.

      IN WITNESS WHEREOF, this Amendment to the Amended and Restated Selling Agreement has been executed for and on behalf of the undersigned as of the 15th day of July 2005.


Accepted and Agreed:             MORGAN STANLEY SPECTRUM SELECT L.P.

MORGAN STANLEY DW INC.           By:   Demeter Management Corporation,
                                       General Partner
By:  /s/  Jeffrey A. Rothman
    ----------------------------
    Name:   Jeffrey A. Rothman
    Title:  Managing Director     By: /s/  Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:  Jeffrey A. Rothman
                                     Title:  President



                                 MORGAN STANLEY SPECTRUM TECHNICAL L.P.

                                 By:   Demeter Management Corporation,
                                       General Partner
                                     ------------------------------------------



                                  By: /s/ Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:   Jeffrey A. Rothman
                                     Title:  President


                                 MORGAN STANLEY SPECTRUM STRATEGIC L.P.

                                 By:   Demeter Management Corporation,
                                       General Partner

                                  By: /s/ Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:  Jeffrey A. Rothman
                                     Title: President

                                 MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

                                 By:   Demeter Management Corporation,
                                       General Partner

                                  By: /s/ Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:  Jeffrey A. Rothman
                                     Title  President


                                 MORGAN STANLEY SPECTRUM CURRENCY L.P.

                                 By:   Demeter Management Corporation,
                                       General Partner

                                  By: /s/ Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:  Jeffrey A. Rothman
                                     Title: President


                                 DEMETER MANAGEMENT CORPORATION


                                 By: /s/  Jeffrey A. Rothman
                                     ------------------------------------------
                                     Name:  Jeffrey A. Rothman
                                     Title: President